Exhibit 3.2

Execution Version

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HELIX ENERGY SOLUTIONS GROUP, INC.

Helix Energy Solutions Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The Certificate of Incorporation of the Corporation is hereby amended by changing the Article thereof numbered Article I so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is Hornbeck Offshore Services, Inc. (the “Corporation”).”

2.

The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on the 1st day of September, 2026.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Todd M. Hornbeck
Name:	Todd M. Hornbeck
Title:	President and Chief Executive Officer